Exhibit 99.906CERT

Exhibit 19(b)

Michael A. Reisner, Co-President and Co-Chief Executive Officer, Mark Gatto, Co-President and Co-Chief Executive Officer, and Scott C. Lem, Chief Financial Officer, of CION Ares Diversified Credit Fund (the “Fund”), each certifies that:

1.	This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer
Date:	September 5, 2024

By:	/s/ Mark Gatto
Mark Gatto
Co-President and Co-Chief Executive Officer
Date:	September 5, 2024

By:	/s/ Scott C. Lem
Scott C. Lem
Chief Financial Officer
Date:	September 5, 2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to Rule 30a.2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.